Note dated as of September 18, 2006
EX-10.1

Exhibit 10.1

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.  ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iii) AND 20(a) HEREOF.  THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

MFC DEVELOPMENT CORP.

SENIOR SECURED CONVERTIBLE NOTE

Issuance Date: September 18, 2006	Original Principal Amount: U.S. $2,887,700

FOR VALUE RECEIVED, MFC Development Corp., a Delaware corporation (the "Company"), hereby promises to pay to Gottbetter Capital Master, Ltd. or registered assigns ("Holder") the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the "Principal") when due, whether upon the Maturity Date (as defined below), on any Installment Date with respect to the Installment Amount due on such Installment Date, acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("Interest") on any outstanding Principal at a rate per annum equal to the Interest Rate (as defined below), from the date set out above as the Issuance Date (the "Issuance Date") until the same becomes due and payable, whether upon an Interest Date (as defined below), any Installment Date, or the Maturity Date, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof).  This Senior Secured Convertible Note (including all Senior Secured Convertible Notes issued in exchange, transfer or replacement hereof, this "Note") issued pursuant to the Securities Purchase Agreement (as defined below).  Certain capitalized terms are defined in Section 28.

1.

PAYMENTS OF PRINCIPAL; MATURITY.  On each Installment Date commencing May 1, 2007, the Company shall pay to the Holder an amount equal to the Installment Amount due on such Installment Date in cash by wire transfer of immediately available funds.  The "Maturity Date" shall be July 30, 2009, as may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default (as defined in Section 4(a)) shall have occurred and be continuing and (ii) through the date that is ten (10) days after the consummation

{00086741.1 / 0991-001}

of a Change of Control in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined in Section 5(b)) is delivered prior to the Maturity Date.

2.

INTEREST; INTEREST RATE.

(a)

Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 360-day year and actual days elapsed and shall be payable in arrears for each Calendar Month during the period beginning on the Issuance Date and ending on, and including, the Maturity Date (each, an "Interest Date") with the first Interest Date being October 1, 2006.  Interest shall be payable on each Interest Date, to the record holder of this Note on the applicable Interest Date, in cash ("Cash Interest").

(b)

From and after the occurrence of an Event of Default, the Interest Rate shall be increased to fifteen percent (15%).  In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default.

3.

CONVERSION OF NOTES.  This Note shall be convertible into shares of common stock of the Company, par value $0.001 per share (the "Common Stock"), on the terms and conditions set forth in this Section 3.

(a)

Conversion Right.  Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below).  The Company shall not issue any fraction of a share of Common Stock upon any conversion.  If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.  The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount (except for income taxes, capital gains or the like).

(b)

Conversion Rate.  The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the "Conversion Rate").

(i)

"Conversion Amount" means the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made.

(ii)

"Conversion Price" means, as of any Conversion Date (as defined below) or other date of determination, eighty (80%) of the arithmetic average of the two lowest Weighted Average Prices for the twenty five (25) Trading Days immediately preceding the Conversion Date, but in no event lower that a floor price of $.69 (the “Floor Price”)

{00086741.1 / 0991-001}

(appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction that proportionately decreases or increases the Common Stock).

(c)

Mechanics of Conversion.

(i)

Optional Conversion.  To convert any Conversion Amount into shares of Common Stock on any date (a "Conversion Date"), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I  (the "Conversion Notice") to the Company and (B) if required by Section 3(c)(iv), surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction).  On or before the next Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder and the Transfer Agent.  On or before the second (2nd) Trading Day following the date of receipt of a Conversion Notice (the "Share Delivery Date"), the Company shall (1) (X) provided that the Transfer Agent is participating in the Fast Automated Securities Transfer Program of DTC credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, and (2) pay to the Holder in cash an amount equal to the accrued and unpaid Interest on the Conversion Amount up to and including the Conversion Date.  If this Note is physically surrendered for conversion as required by Section 3(c)(iv) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal not converted.  The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.  In the event of a partial conversion of this Note pursuant hereto, the principal amount converted shall be deducted from the Installment Amounts relating to the Installment Dates as set forth in the Conversion Notice.

(ii)

Company's Failure to Timely Convert.  If within three (3) Trading Days after the Company's receipt of the facsimile copy of a Conversion Notice or (y) the receipt of the investment bank or accountants determination completed by Section 23 with respect to the shares effected by a dispute, the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder's conversion of any Conversion Amount (a "Conversion Failure"), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common

{00086741.1 / 0991-001}

Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Business Days after the Holder's request and provision of trade confirmations and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Conversion Date.

(iii)

Book-Entry.  Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted, (B) the Company has provided the Holder with prior written notice not to exceed once per year (C) the Holder has transferred or assigned this Note or (D) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting physical surrender and reissue of this Note.  In the case of (B) above, the Company may only request physical surrender for administrative purposes.  The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.  The Holder may utilize its conversion rights to the extent permitted hereunder while the Company is in possession of the Note.

(iv)

Disputes.  In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 23.

(d)

Limitations on Conversions.

(i)

Beneficial Ownership.  The Company shall not effect any conversion of this Note, and the Holder of this Note (including any successor, transferee or assignee) shall not have the right to convert any portion of this Note pursuant to Section 3(a), to the extent that after giving effect to such conversion, the Holder (together with the Holder's affiliates) would beneficially own in excess of 4.99% (the "Maximum Percentage") of the number of shares of Common Stock outstanding immediately after giving effect to such conversion.  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining,

{00086741.1 / 0991-001}

nonconverted portion of this Note beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 3(d)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.  For purposes of this Section 3(d)(i), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Form 10-KSB, Form 10-K, Form 10-QSB, Form 10-Q or Form 8-K, as the case may be (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  For any reason at any time, during regular business hours of the Company and upon the written request of the Holder, the Company shall within two (2) Business Days confirm in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st ) day after such notice is delivered to the Company, (ii) any such increase or decrease will apply only to the Holder and not to any other holder of Notes and (iii) and in no case shall Holder or its Affiliates acquire in excess of 19.999% of the outstanding shares of Common Stock or the voting power of the Company.

(ii)

Principal Market Regulation.  The Company shall not be obligated to issue any shares of Common Stock upon conversion of this Note, and the Holder of this Note shall not have the right to receive upon conversion of this Note any shares of Common Stock, if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion or exercise, as applicable, of the Notes and Warrants without breaching the Company's obligations under the rules or regulations of the Principal Market (the "Exchange Cap"), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders.  Until such approval or written opinion is obtained, no purchaser of the Notes pursuant to the Securities Purchase Agreement (the "Purchasers") shall be issued in the aggregate, upon conversion or exercise, as applicable, of Notes or Warrants, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the principal amount of Notes issued to the Purchasers pursuant to the Securities Purchase Agreement on the Closing Date and the denominator of which is the aggregate principal amount of all Notes issued to the Purchasers pursuant to the Securities Purchase

{00086741.1 / 0991-001}

Agreement on the Closing Date (with respect to each Purchaser, the "Exchange Cap Allocation").  In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Notes, the transferee shall be allocated a pro rata portion of such Purchaser's Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee.

4.

RIGHTS UPON EVENT OF DEFAULT.

(a)

Event of Default.  Each of the following events shall constitute an "Event of Default ":

(i)

the failure of the applicable Registration Statement required to be filed pursuant to the Registration Rights Agreement to be declared effective by the SEC on or prior to the date that is thirty (30) days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement), or, while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to any holder of the Notes for sale of all of such holder's Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten (10) consecutive days or for more than an aggregate of thirty (30) days in any 365-day period (other than days during an Allowable Grace Period (as defined in the Registration Rights Agreement)) or the happening of any event of the kind described in Section 3(s) of the Registration Rights Agreement);

(ii)

the suspension from trading or failure of the Common Stock to be listed on the Principal Market or on an Eligible Market for a period of five (5) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period;

(iii)

the Company's (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within ten (10) Business Days after the applicable Conversion Date or (B) written notice to any holder of the Notes, including by way of public announcement or through any of its authorized agents, at any time, of its intention not to comply with a request for conversion of any Notes into shares of Common Stock that is tendered in accordance with the provisions of the Notes;

(iv)

after the Company files an amendment to its Articles of Incorporation to increase its authorized capital to 100,000,000 shares of Common Stock, at any time following the tenth (10th) consecutive Business Day that the authorized number of shares is less than the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of four hundred percent (400%) of the full Conversion Amount of this Note (without regard to any limitations on conversion set forth in Section 3(d) or otherwise);

{00086741.1 / 0991-001}

(v)

the Company's failure to pay to the Holder any amount of Principal (including, without limitation or any redemption payments), Interest, Late Charges or other amounts when and as due under this Note or any other Transaction Document (as defined in the Securities Purchase Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby to which the Holder is a party and such failure continues for a period of at least ten (10) Business Days;

(vi)

any default under, redemption of or acceleration prior to maturity of any Indebtedness in excess of $100,000, individually, of the Company or any of its Subsidiaries (as defined in Section 3(a) of the Securities Purchase Agreement) which is not disputed in writing by the Company;

(vii)

the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, "Bankruptcy Law"), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a "Custodian"), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(viii)

a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries;

(ix)

a final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $250,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(x)

the Company materially breaches any material representation, warranty, covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least ten (10) consecutive Business Days;

(xi)

any breach or failure in any respect to comply with (x) Section 15 of this Note not cured within ten (10) Business Days or (y) any of the Potential Partner

{00086741.1 / 0991-001}

Conditions;

(xii)

commencing December 31, 2006, the Company fails to achieve EBIDTA of (A) $600,000 for the period beginning on the date of Closing and ending December 31, 2006, (B) $1,400,000 for the fiscal quarter ending March 31, 2007, (C) $1,300,000 for the fiscal quarter ending June 30, 2007, (D) or such amount as the Company and Holder shall mutually agree upon for the fiscal quarters ending September 30 and December 31, 2007, and the fiscal quarters ending March 31 and June 30, 2008 (the “EBITDA Targets,” the Company’s failure to achieve which shall be referred to as an “EBITDA Failure”); provided, however, for purposes of determining whether any particular EBITDA Target has been achieved, (X) the effect of expenses associated with (1) equity compensation issued pursuant to the Company’s 2006 Equity Incentive Plan, (2) business or asset acquisitions or capital expenditures approved by Holder, (3) the Company’s compliance with the Sarbanes-Oxley Act of 2002, as amended, (4) compensation issued to public or investor relations firms (including equity), and (5) such other extraordinary or non-recurring events or transactions as Company and Holder shall mutually agree, shall be excluded from EBITDA (“Adjusted EBITDA”), (Y) Adjusted EBITDA achieved by the Company in any period in excess of the EBITDA Target for such period shall apply to the next subsequent period provided the Company’s Adjusted EBITDA for the period beginning on the Closing Date and ending June 30, 2007, is at least $3.3 million in the aggregate, and (Z) if (1) by shifting the relevant time period one month forward or backward, or (2) if by including in the calculation of Adjusted EBITDA the revenue expected to be realized within thirty (30) days from the end of the applicable period from expenditures on advertising media made during such period, the Company would have achieved the applicable EBIDTA Target, then an EBITDA Failure will not be deemed to have occurred;  provided further that, notwithstanding any of the foregoing, if the average dollar trading volume (as reported by Bloomberg) of the Common Stock for the period to which an EBITDA Target relates is greater than $300,000 and there are no Trading Days with less than $100,000 of dollar trading volume (as reported by Bloomberg) and a Weighted Average Price below Two Dollars ($2) (appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction that proportionately decreases or increases the common stock) then no EBITDA Failure shall be deemed to have occurred with respect to such period;

(xiii)

Nancy Duitch or Alan Gerson cease to remain a full time executive of the Company except by reason of Death or Disability, as defined in their respective employment agreements; or

(xiv)

Nancy Duitch or Jeffrey Edell sell or otherwise transfer their shares of Common Stock prior to the Maturity Date; or

(xiv)

the inability of the Common Stock to be transferred with DTC through the Deposit Withdrawal at Custodian system for as long as Continental Stock Transfer has such system available.

(b)

Redemption Right.  Upon the occurrence of an Event of Default with respect to

{00086741.1 / 0991-001}

this Note, the Company shall within two (2) Business Days after the day on which the Company is aware of the Event of Default deliver written notice thereof via facsimile and overnight courier (an "Event of Default Notice") to the Holder.  At any time after the earlier of the Holder's receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (the "Event of Default Redemption Notice") to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem.  Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the greater of (i) the product of (x) the Conversion Amount to be redeemed and (y) the Redemption Premium and (ii) the product of (A) the Conversion Rate with respect to such Conversion Amount in effect either on the date immediately proceeding such Event of Default or at such time as the Holder delivers an Event of Default Redemption Notice, whichever is lesser and (B) the Closing Sale Price of the Common Stock on the date immediately preceding such Event of Default (the "Event of Default Redemption Price").  Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 12.  To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments.  The parties hereto agree that in the event of the Company's redemption of any portion of the Note under this Section 4(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder.  Accordingly, any Redemption Premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

(c)

Reduction of Floor Price.  Notwithstanding anything to the contrary contained herein, upon the occurrence of an Event of Default (ninety (90) days after an Event of Default described in Section 4(a)(xii)), the Floor Price shall be reduced to $.345 (appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction that proportionately decreases or increases the common stock) for so long as an Event of Default is continuing.  If an Event of Default continues for ninety (90) days then the Floor Price shall be reduced by an additional $.05 (appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction that proportionately decreases or increases the common stock) for so long as an Event of Default is continuing and an additional $.05 (appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction that proportionately decreases or increases the common stock) for every thirty (30) days thereafter.  After an Event of Default is cured, the Floor Price shall be reset to $0.69 (as adjusted for any stock splits, stock dividends or recapitalization).

5.

RIGHTS UPON FUNDAMENTAL TRANSACTION AND CHANGE OF CONTROL.

(a)

Assumption.  The Company shall not enter into or be party to a Fundamental Transaction unless (i)  the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Notes in exchange

{00086741.1 / 0991-001}

for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Notes held by such holder, having similar conversion rights as the Notes and having similar ranking to the Notes, and satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market.  Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein.  Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the conversion of the Notes prior to such Fundamental Transaction, such shares of publicly traded common stock (or their equivalent) of the Successor Entity, as adjusted in accordance with the provisions of this Note.  The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Note.

(b)

Redemption Right.  No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, and providing the Company has not exercised its Redemption Right under Section 8(a) herein, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a "Change of Control Notice").  At any time during the period beginning after the Holder's receipt of a Change of Control Notice and ending ten (10) Trading Days after the consummation of such Change of Control, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof ("Change of Control Redemption Notice") to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem.  The portion of this Note subject to redemption pursuant to this Section 5 shall be redeemed by the Company in cash at a price equal to the greater of (i) One Hundred and Twenty Five percent (125%) of the face amount redeemed plus accrued interest and (ii) eighty percent (80%) of the (x) product of the remaining Conversion Amount divided by the Conversion Price (not less than $1 (as adjusted for any stock dividend, stock combination, stock split or other similar transactions that proportionately increases or decreases the Common Stock)) in effect on the Trading Day before the Company Redemption Notice is sent and (y) the Closing Sale Price on the Trading Day before the Company Redemption Notice is sent, plus accrued interest (the "Change of Control Redemption Price").  Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 15 and shall have priority to payments to shareholders in connection with a Change of Control.  To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments.  Notwithstanding anything to the contrary in this Section 5, until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this

{00086741.1 / 0991-001}

Section 5(c) may be converted, in whole or in part, by the Holder into shares of Common Stock, or in the event the Conversion Date is after the consummation of the Change of Control, shares of publicly traded common stock (or their equivalent) of the Successor Entity pursuant to Section 3.  The parties hereto agree that in the event of the Company's redemption of any portion of the Note under this Section 5(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder.  Accordingly, any redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

6.

RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS .

(a)

Purchase Rights.  Other than Excluded Securities, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b)

Other Corporate Events.  In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a "Corporate Event"), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, at the Holder's option, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate.  Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders.  The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

7.

RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

{00086741.1 / 0991-001}

(a)

Adjustment of Conversion Price upon Issuance of Common Stock.  If at any time after the Subscription Date, the Company issues or sells, other than Excluded Securities, or in accordance with this Section 7(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Security) for a consideration per share (the "New Issuance Price") less than a price (the "Applicable Price") equal to Conversion Price in effect immediately prior to such issue or sale (the foregoing a "Dilutive Issuance"), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to the New Issuance Price.  For purposes of determining the adjusted Conversion Price under this Section 7(a), the following shall be applicable:

(i)

Issuance of Options.  If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share.  For purposes of this Section 7(a)(i), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(ii)

Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share.  For the purposes of this Section 7(a)(ii), the "lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had

{00086741.1 / 0991-001}

been or are to be made pursuant to other provisions of this Section 7(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii)

Change in Option Price or Rate of Conversion.  If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion,  exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 7(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.  No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv)

Calculation of Consideration Received.  In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company.  If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor.  If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt.  If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders.  The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

{00086741.1 / 0991-001}

(v)

Record Date.  If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b)

Adjustment of Conversion Price upon Subdivision or Combination of Common Stock.  If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced.  If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(c)

Other Events.  If any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Note; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 7.

8.

COMPANY RIGHT OF REDEMPTION.

(a)

General. The Company at its option shall have the right to redeem, with three (3) Business Days advance written notice (the “Company Redemption Notice”), a portion or all of the outstanding principal of the Note.  The Holder may convert after the Company Redemption Notice is received and until the Company Redemption Price is received by the Holder.  The redemption price shall be the greater of (i) One Hundred and Twenty Five percent (125%) of the face amount redeemed plus accrued interest and (ii) eighty percent (80%) of the (x) product of the remaining Conversion Amount divided by the Conversion Price (not less than $1 (as adjusted for any stock dividend, stock combination, stock split or other similar transactions that proportionately increases or decreases the Common Stock)) in effect on the Trading Day before the Company Redemption Notice is sent and (y) the Closing Sale Price on the Trading Day before the Company Redemption Notice is sent (the “Company Redemption Price”).

(b)

Mechanics of Company Redemption.  If the Company elects to redeem the Note in accordance with Section 8(a), then the Company Redemption Price, if any, which is to be paid to the Holder, shall be paid, by wire transfer of immediately available funds, an amount in cash equal to 100% of the Company Redemption Price.  If the Company fails to redeem the Company Redemption Price on such date (the “Redemption Due Date”), then at the option of the Holder

{00086741.1 / 0991-001}

designated in writing to the Company (any such designation, "Conversion Notice" for purposes of this Note), the Holder may require the Company to convert all or any part of the Company Redemption Amount at the Conversion Price.  Conversions required by this Section 8(b) shall be made in accordance with the provisions of Section 3(c).  Notwithstanding anything to the contrary in this Section 8(b), but subject to Section 3(d), until the Company Redemption Price (together with any interest thereon) is paid in full after the Redemption Due Date, the Company Redemption Price (together with any interest thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3.

9.

SECURITY.  This Note is secured to the extent and in the manner set forth in the Security Documents (as defined in the Securities Purchase Agreement).

10.

NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all reasonable action as may be required to protect the rights of the Holder of this Note.

11.

RESERVATION OF AUTHORIZED SHARES.

(a)

Reservation.  The Company initially shall reserve One Million Five Hundred Thousand (1,500,000) shares of Common Stock out of its authorized and unissued Common Stock.  After October 31, 2006, so long as any of the Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, 400% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding; provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved of the previous sentence (without regard to any limitations on conversions) (the "Required Reserve Amount").

(b)

Insufficient Authorized Shares.  After October 31, 2006, if at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding.  Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock.  In connection with such meeting, the Company shall provide each shareholder with a proxy or information statement and shall use its reasonable best efforts to solicit its

{00086741.1 / 0991-001}

shareholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the shareholders that they approve such proposal.

12.

HOLDER'S REDEMPTIONS.  The Company shall deliver the applicable Event of Default Redemption Price to the Holder within five (5) Business Days after the Company's receipt of the Holder's Event of Default Redemption Notice.  If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five (5) Business Days after the Company's receipt of such notice otherwise.  In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal which has not been redeemed.  In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid.  Upon the Company's receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 18(d)) to the Holder representing the sum of such Conversion Amount to be redeemed together with accrued and unpaid Interest with respect to such Conversion Amount and accrued and unpaid Late Charges with respect to such Conversion Amount and Interest and (z) the Conversion Price of this Note or such new Notes shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the applicable Redemption Notice is voided and (B) the lowest Closing Price during the period beginning on and including the date on which the applicable Redemption Notice is delivered to the Company and ending on and including the date on which the applicable Redemption Notice is voided.  The Holder's delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

13.

RESTRICTION ON REDEMPTION AND CASH DIVIDENDS.  Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms, the Company shall not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on its capital stock without the prior express written consent of the Required Holders.

14.

VOTING RIGHTS.  The Holder shall have no voting rights as the holder of this Note, except as required by law, including but not limited to Chapter 78 of the Delaware Revised Statutes, and as expressly provided in this Note.

15.

COVENANTS.

{00086741.1 / 0991-001}

(a)

Rank.  All payments due under this Note shall be senior to all other Indebtedness of the Company and its Subsidiaries and shall be subordinate to the Permitted Senior Indebtedness solely with respect to assets of the Company securing the Permitted Senior Indebtedness.

(b)

Incurrence of Indebtedness.  So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by this Note and (ii) Permitted Indebtedness.

(c)

Existence of Liens.  So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, "Liens") other than Permitted Liens.

(d)

Restricted Payments.  The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Permitted Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing.

(e)

Sales of Equity Securities.  For as long as any interest or principal remains due under this Note, except for any issuance of Securities in accordance with the Transaction Documents or as set forth on Schedule 15(e) attached hereto, the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its equity or Common Stock Equivalents (as defined in the Securities Purchase Agreement), including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of common equity of the Company, without the prior written consent of the Required Holders, which shall not be unreasonably withheld.

(f)

Subsidiary Internal Accounting Controls.  So long as this Note is outstanding, the Company and each of its Subsidiaries shall maintain, in all material respects, a system of internal accounting controls consistent with the Internal Accounting Controls (as defined in the Securities Purchase Agreement).

(g)

No Short Position. Each of the Buyers and any of its Affiliates do not have an open short position in the Common Stock and at no time prior to the Maturity Date, open or maintain Short Sales position or engage Prohibitive Transaction (as defined in the Securities Purchase Agreement entered into in connection herewith).

{00086741.1 / 0991-001}

16.

VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES.  The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, as well as written consent of the Company shall be required for any change or amendment to this Note.

17.

TRANSFER.  The Holder acknowledges and agrees that this Note may only be offered, sold, assigned or transferred by the Holder without the consent of the Company, provided that the provisions of Section 2(f) of the Securities Purchase Agreement are complied with in all respects.

18.

REISSUANCE OF THIS NOTE.

(a)

Transfer.  If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will issue, promptly following the satisfaction of the provisions of Section 2(f) of the Securities Purchase Agreement, and deliver upon the order of the Holder a new Note (in accordance with Section 18(d)), in the name of the validly registered assigns or transferee, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 18(d)) to the Holder representing the outstanding Principal not being transferred.  The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) and this Section 18(a), following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b)

Lost, Stolen or Mutilated Note.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal.

(c)

Note Exchangeable for Different Denominations.  This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section (d) and in principal amounts of at least $100,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)

Issuance of New Notes.  Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 18(a) or Section 18(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an

{00086741.1 / 0991-001}

issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date if not paid at the time of issuance of the new Note.

(e)

Registered Instrument.  This Note is a registered instrument and is not a bearer instrument.  The Note is registered as to both Principal and Interest with the Company and its Transfer Agent and all payments hereunder shall be made to the named Holder or, in the event of a transfer, to the transferee identified in the record of ownership of the Note maintained by the Holder on behalf of the Company and the Transfer Agent. Transfer of this Note may not be effected except in accordance with the provisions of the Note and the Securities Purchase Agreement.

19.

REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Note shall be cumulative, except in the case of (i) a Buy-In, (ii) an Event of Default Redemption Price or (iii) a conversion where the Company doesn’t pay the Company Redemption Price which shall be exclusive remedies, and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

20.

PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS.  If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Note, then the prevailing party shall pay the costs incurred by the Holder or the Company for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys' fees and disbursements.

21.

CONSTRUCTION; HEADINGS.  This Note shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any person as the drafter hereof.  The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

{00086741.1 / 0991-001}

22.

FAILURE OR INDULGENCE NOT WAIVER.  No failure or delay on the part of the Holder or the Company in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

23.

DISPUTE RESOLUTION.  In the case of a dispute as to the determination of the Closing Bid Price, the Closing Sale Price, the Average Market Price or the Weighted Average Price or the arithmetic calculation of the Conversion Rate or any Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one (1) Business Day of receipt of the Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder.  If the Holder and the Company are unable to agree upon such determination or calculation within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one (1) Business Day submit via facsimile (a) the disputed determination of the Closing Bid Price, the Closing Sale Price, the Average Market Price or the Weighted Average Price to an independent, reputable investment bank selected by the Company and approved by the Holder  (such approval not to be unreasonably withheld or delayed) or (b) the disputed arithmetic calculation of the Conversion Rate or any Redemption Price to the Company's independent, outside accountant.  The Company, at the Company's expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations.  Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

24.

NOTICES; PAYMENTS.

(a)

Notices.  Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement.  The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore.  Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty  days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b)

Payments.  Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Purchasers, shall initially be as set forth on the Schedule of

{00086741.1 / 0991-001}

Buyers attached to the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder's wire transfer instructions.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date.  Any amount of Principal or other amounts due under the Transaction Documents, other than Interest, which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of fifteen (15%) per annum from the date such amount was due until the same is paid in full ("Late Charge").

25.

CANCELLATION.  After all Principal, accrued Interest and other amounts at any time owed on this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

26

WAIVER OF NOTICE.  To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement other than such notices agreed to in this Note and the Securities Purchase Agreement.

27.

GOVERNING LAW; JURISDICTION; JURY TRIAL.  This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address it set forth on the signature page hereto and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.  Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's

{00086741.1 / 0991-001}

obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder.   THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

28.

CERTAIN DEFINITIONS.  For purposes of this Note, the following terms shall have the following meanings:

(a)

"Approved Stock Plan" means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, consultant, officer or director for services provided to the Company including the Company 2006 Equity Incentive Plan.

(b)

"Average Market Price" means, for any given date, the lesser of (i) the arithmetic average of the Weighted Average Price of the Common Stock during the twenty (20) consecutive Trading Day period ending on the third (3rd) Trading Day immediately prior to such given date, (ii) the arithmetic average of the Weighted Average Price of the Common Stock during the five (5) consecutive Trading Day period commencing during the (20) consecutive Trading Days period ending on the third (3rd) Trading Day immediately prior to such given date and (iii) the arithmetic average of the Weighted Average Price of the Common Stock during the five (5) consecutive Trading Day period ending on the third (3rd) Trading Day immediately prior to such given date; provided, that all such determinations shall be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction that proportionately decreases or increases the Common Stock during such periods.

(c)

"Bloomberg" means Bloomberg Financial Markets.

(d)

"Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(e)

"Calendar Month" means the period beginning on and including the first of each calendar month and ending on and including the last day of such calendar month.

(f)

"Change of Control" means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(g)

"Change of Control Premium" means (i) 125% or (ii) 115% in the event of a

{00086741.1 / 0991-001}

Change of Control involving consideration paid to holders of the Company's Common Stock where the consideration per share of the Company's Common Stock to be received by the holders thereof is greater (as to amounts other than cash, as determined reasonably and in good faith by the Board of Directors of the Company) than 200% of the Conversion Price as of the Initial Issuance Date (as adjusted for stock splits, stock dividends, reverse stock splits, recapitalizations, reclassifications and similar events).

(h)

"Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 23.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(i)

"Closing Date" shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company initially issued Notes pursuant to the terms of the Securities Purchase Agreement.

(j)

"Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(k)

"Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

(l)

"Eligible Market" means, the Principal Market, The New York Stock Exchange, Inc., the Nasdaq Capital Market, the Nasdaq National Market or the American Stock Exchange.

{00086741.1 / 0991-001}

(m)

"Excluded Securities" means any Common Stock issued or issuable: (i) in connection with any Approved Stock Plan up to five million shares of Common Stock however the Company agrees not to issue equity securities under such plan convertible into more than a maximum of five percent (5%) of the outstanding Common Stock; (ii) upon conversion of, or in exchange for, the Notes or the exercise of the Warrants; (iii) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter which generates gross proceeds to the Company in excess of $35,000,000 (other than an "at-the-market offering" as defined in Rule 415(a)(4) under the 1933 Act and "equity lines"); (iv) in connection with any acquisition by the Company, whether through an acquisition of stock or a merger of any business, assets or technologies the primary purpose of which is not to raise equity capital; (v) securities issued in connection with corporate partnering transactions on terms approved by the Board of Directors of the Company and the primary purpose of which is not to raise equity capital; (vi) upon conversion of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date; (vii) shares issued to Richardson Patel LLP and Delmar Consulting and (viii) the Series A Preferred Warrant Holders.

(n)

"Fundamental Transaction" means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is not the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person or Persons to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the Person or Persons making or party to, or associated or affiliated with the Person or Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of either the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its Common Stock or (vi) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate Voting Stock of the Company.

(o)

"GAAP" means United States generally accepted accounting principles, consistently applied.

(p)

"Indebtedness" of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) "capital leases" in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of

{00086741.1 / 0991-001}

credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, (viii) all obligations issued, undertaken or assumed as part of any financing facility with respect to accounts receivables of the Company and its Subsidiaries, including, without limitation, any factoring arrangement of such accounts receivables and (ix) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (viii) above.

(q)

"Initial Issuance Date" means July 31, 2006.

(r)

"Installment Amount" means with respect to any Installment Date, the lesser of (A) $103,132.14 and (B) the outstanding Conversion Amount (plus the sum of any accrued and unpaid Interest with respect to such Principal amount and accrued and unpaid Late Charges with respect to such Principal amount and Interest any accrued and unpaid interest thereon) under this Note as of such Installment Date, as any such Installment Amount may be reduced pursuant to the terms of this Note, whether upon conversion, redemption or otherwise.  For the avoidance of doubt, any accrued and unpaid interest which may be paid pursuant to this definition shall be deducted from the total interest to be paid on any subsequent Interest Payment Date.  In the event the Holder shall sell or otherwise transfer any portion of this Note, the transferee shall be allocated a pro rata portion of the each unpaid Installment Amount hereunder.

(s)

"Installment Date" means the first day of each calendar month.

(t)

"Interest Rate" means ten percent (10%) per annum, subject to periodic adjustment pursuant to Section 2.

(u)

"Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(v)

"Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

{00086741.1 / 0991-001}

(w)

"Permitted Indebtedness" means (A) Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement acceptable to the Holder and approved by the Holder in writing (which approval shall not be unreasonably delayed or withheld), and which Indebtedness does not provide at any time for (1) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (2) total interest and fees at a rate in excess of the Interest Rate hereunder, (B) Permitted Senior Indebtedness, (C) Indebtedness secured by Permitted Liens, (D) Indebtedness to trade creditors incurred in the ordinary course of business, (E) current Indebtedness and (F) extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon the Company or its Subsidiary, as the case may be.

(x)

"Permitted Liens" means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens securing the Company's obligations under the Notes, (v) Liens (A) upon or in any equipment (as defined in the Security Agreement) acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (vi) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) and (v) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vii) Liens on accounts receivables of the Company and its Subsidiaries securing the Company's obligations under the Permitted Senior Indebtedness; (viii) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company's business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods; (x) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 4(a)(ix); (xi) Liens with respect to Indebtedness not individually in excess of $25,000 or in the aggregate in excess of $100,000, which individually and in aggregate are not material to the Company;(xii) and liens associated with Permitted Senior Indebtedness and (xiii) liens associated the security interests of the Senior Lenders (as defined in the Security Agreement).

(y)

"Permitted Senior Indebtedness" means any financing facility to be obtained by the Company after the Initial Issuance Date secured solely by the assets of the Company and its Subsidiaries, with an aggregate Indebtedness at any one time outstanding not to exceed

{00086741.1 / 0991-001}

$3,000,000 for assets subject to adjustment and any indebtedness owned by the Senior Lenders (as defined in the Security Agreement).

(z)

"Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity  and a government or any department or agency thereof.

(aa)

"Potential Partner Conditions" means at any time during the period commencing on the date of the consummation of any material transaction between the Company and a Person and ending on the first anniversary of the Effective Date, there shall be no disclosure that any executive officer of such Person has (i) exhibited dishonesty in the performance of his or her duties, which is materially and demonstrably injurious to the Company; or (ii) been convicted of (x) a felony under the laws of the United States or any state thereof or (y) a misdemeanor involving moral turpitude, in each case, which is materially and demonstrably injurious to the Company.

(bb)

"Principal Market" means Over-the-Counter Bulletin Board.

(cc)

"Redemption Notices" means, collectively, the Event of Default Redemption Notices, Change of Control Redemption Notices, the Company Redemption Notice, and, each of the foregoing, individually, a Redemption Notice.

(dd)

"Redemption Premium" means (i) in the case of the Events of Default described in Section 4(a)(i) - (vi) and (ix) - (xii), 125% or (ii) in the case of the Events of Default described in Section 4(a)(vii) - (viii), 120%.

(ee)

"Redemption Prices" means, collectively, the Event of Default Redemption Price, Change of Control Redemption Price, and the Company Redemption Amount, the Holder Optional Redemption Price and the Holder Partial Redemption Price and, each of the foregoing, individually, a Redemption Price.

(ff)

"Registration Rights Agreement" means that certain registration rights agreement between the Company and the initial holders of the Notes relating to, among other things, the registration of the resale of the Common Stock issuable upon conversion of the Notes and exercise of the Warrants.

(gg)

"Required Holders" means the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding.

(hh)

"SEC" means the United States Securities and Exchange Commission.

(ii)

"Securities Purchase Agreement" means that certain securities purchase agreement dated the Subscription Date by and among the Company and the initial holders of the Notes pursuant to which the Company issued the Notes.

(jj)

"Subscription Date" means September __, 2006

{00086741.1 / 0991-001}

(kk)

"Successor Entity" means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person's Parent Entity.

(ll)

"Trading Day" means any day on which the Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded; provided that "Trading Day" shall not include any day on which the Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(mm)

"Voting Stock" of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(nn)

"Warrants" has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.

(oo)

"Weighted Average Price" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its "Volume at Price" functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 23.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar

{00086741.1 / 0991-001}

transaction during the applicable calculation period.

29.

DISCLOSURE. After the Registration Statement is declared effective by the SEC and upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within two (2) Business Days after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information, relating to the Company or its Subsidiaries, the Company shall indicate to the Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

[Signature Page Follows]

{00086741.1 / 0991-001}

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

MFC DEVELOPMENT CORP.
By:
Name:
Title:

{00086741.1 / 0991-001}